UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 19, 2014

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of PVH Corp. (the “Company”) was held on June 19, 2014 (the “2014 Annual Meeting”).  There were present in person or by proxy at the 2014 Annual Meeting holders of 74,039,423 shares of the Company’s common stock.  These shares present represented approximately 90% of the shares of common stock eligible to be voted at the meeting.  The holders of the common stock voted on the matters reported below.

The following directors were elected to serve for a term of one year:

	For	Against	Abstain	Broker Non-Vote
Mary Baglivo	72,247,922	31,548	81,812	1,678,141
Brent Callinicos	72,258,269	17,726	85,287	1,678,141
Emanuel Chirico	71,156,054	1,000,203	205,025	1,678,141
Juan R. Figuereo	71,737,729	539,278	84,275	1,678,141
Joseph B. Fuller	71,264,543	1,012,017	84,722	1,678,141
Fred Gehring	71,852,851	416,790	91,641	1,678,141
Bruce Maggin	71,042,451	1,235,750	83,081	1,678,141
V. James Marino	71,661,658	615,527	84,097	1,678,141
Henry Nasella	71,572,105	706,307	82,870	1,678,141
Edward R. Rosenfeld	72,257,670	20,968	82,644	1,678,141
Rita M. Rodriguez	71,854,815	424,190	82,277	1,678,141
Craig Rydin	72,241,658	34,376	85,248	1,678,141

The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers was approved.  The vote was: FOR – 70,630,648; AGAINST – 1,630,716; ABSTAIN – 99,806; and there were 1,678,253 broker non-votes.

The proposal for Ernst & Young LLP to serve as the Company’s independent auditors for its current fiscal year was ratified. The vote was: FOR – 71,707,417; AGAINST – 2,227,086; and ASTAIN – 104,920.  There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: June 23, 2014